UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2014

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2014, the Board of Directors of Piedmont Natural Gas Company, Inc. ("Company") fixed the number of directors constituting the entire Board of Directors at twelve. Also on June 6, 2014, the Board of Directors appointed Jo Anne Sanford as a Class II director to serve effective July 1, 2014 and until the 2015 annual meeting of shareholders, at which time she will stand for election as a director by the shareholders. Ms. Sanford currently practices law in Sanford Law Office and is a partner in Blount Street Advisors, a governmental consulting firm, both in Raleigh, North Carolina. Ms. Sanford served as a Commissioner on the North Carolina Utilities Commission from 1995-2006, including ten years as Chair. Prior to that she served in the North Carolina Attorney General’s Office for 20 years. Upon the effective date of her appointment to the Company’s Board of Directors, Ms. Sanford will serve on the Board’s Directors and Corporate Governance Committee and Finance and Enterprise Risk Committee and shall be entitled to the Company’s standard director compensation arrangements that were previously reported in the Company’s definitive proxy statement on Schedule 14A filed on January 17, 2014 in the section entitled "Corporate Governance Information – Director Compensation."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

June 9, 2014	By:	Judy Z. Mayo

Name: Judy Z. Mayo
Title: Vice President and Corporate Secretary